AMENDMENT NO. 7

TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 15, 2007 (this “Amendment”), is entered into by and among WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as agent for Lenders (in such capacity, “Agent”) and as a Lender, THE CIT GROUP BUSINESS CREDIT, INC., as a Lender, FEDDERS NORTH AMERICA, INC., a Delaware corporation, and the other Borrowers party to the Loan Agreement referred to below, FEDDERS CORPORATION, a Delaware corporation, and the other Guarantors party to the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are party to that certain Amended and Restated Loan and Security Agreement, dated as of January 31, 2006, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of February 15, 2006, Amendment No. 2 to Loan and Security Agreement, dated as of August 11, 2006, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of October 19, 2006, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated as of January 11, 2007, and Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of January 26, 2007, and Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated as of February 1, 2007 (“Amendment No. 6”); and such Amended and Restated Loan and Security Agreement, as so amended, the “Loan Agreement”) and other Financing Agreements at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

WHEREAS, pursuant to Amendment No. 6, Agent and Lenders extended the maturity date of the Supplemental Term Loan from February 2, 2007 to February 16, 2007; and

WHEREAS, Borrowers have advised Agent that Borrowers continue to pursue negotiations with one or more other lenders (each, a “Replacement Lender”) with respect to a senior secured credit facility to be provided to Borrowers by a Replacement Lender which will replace the Credit Facility provided by Agent and Lenders (the “Replacement Facility”), the initial proceeds of which Replacement Facility shall be used by Borrowers to pay and satisfy in full all Obligations owing to Agent and Lenders; and

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to further extend the maturity date of the Supplemental Term Loan beyond February 16, 2007; in order to, among other things, provide an accommodation with respect to the repayment of the Supplemental Term Loan while Borrowers undertake to consummate the closing of a

Replacement Facility; and Agent and Lenders are willing to agree to the foregoing, on and subject to the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.     Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Loan Agreement.

2.            Additional Definitions. Section 1 of the Loan Agreement is hereby amended to include, in addition and not in limitation, the following defined terms:

“Amendment No. 7” shall mean Amendment No. 7 to Loan and Security Agreement, dated as of February 15, 2007, executed among Agent, Lenders, Borrowers and Guarantors.

“Amendment No. 7 Effective Date” shall mean the date on which all conditions precedent to the effectiveness of Amendment No. 7 have been fully satisfied, as determined by Agent.

3.            Extension of Supplemental Term Loan Maturity. Notwithstanding anything to the contrary contained in Amendment No. 6 or otherwise in the Loan Agreement, the unpaid principal of the Supplemental Term Loan shall not be due and payable in full on February 16, 2007 and shall instead be payable to Agent, for the benefit of Lenders, from and after the effective date of this Agreement, in accordance with the following terms and conditions: Borrowers shall pay a principal installment of $300,000 on Wednesday, February 21, 2007 and on each successive Wednesday following the date hereof through and including Wednesday, March 14, 2007, and, unless earlier demanded in accordance with the terms of the Loan Agreement, the remaining balance of the Supplemental Term Loan shall be due and payable in full, without notice or demand, on Friday, March 16, 2007. Agent, at its option, may charge any account of Borrower maintained by Agent for any of such weekly installments due and payable with respect to the Supplemental Term Loan, as well as for the remaining unpaid principal thereof on March 16, 2007. In addition to, and not in limitation of, all other Events of Default set forth in Section 10 of the Loan Agreement, failure of Borrowers to pay the Supplemental Term Loan in accordance with this paragraph 3 shall constitute an additional Event of Default under the Loan Agreement.

4.            Reduction of Maximum Credit. Borrowers, Guarantors, Agent and Lenders have agreed to reduce the Maximum Credit to $50,000,000 and, in order to effect such reduction, Section 1.93 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.93     “Maximum Credit” shall mean the amount of $50,000,000 or such other amount as may be established as the Maximum Credit subsequent to the date hereof pursuant to Section 2.1(d) of this Agreement.”

5.            Amendment Fee. In consideration of the agreements of Agent and Lenders set forth in this Agreement and notwithstanding any other fees and expenses which are due and payable under the Loan Agreement, Borrowers shall pay to Agent, for the account of Lenders, an extension fee (“Extension Fee”) in the amount of $500,000, which fee is fully earned as of February 16, 2007 and shall be payable by Borrowers to Agent on Friday, March 16, 2007 and may, at Agent’s sole option, be charged by Agent to any account of Borrowers maintained by Agent. As a one time accommodation, if all Obligations due under the Loan Agreement are indefeasibly paid in full prior to March 16, 2007, the Extension Fee shall be reduced from $500,000 to $350,000 and shall be payable contemporaneously with the payment of all Obligations under the Loan Agreement.

6.            Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the Loan Agreement and the other Financing Agreements, Borrowers and Guarantors hereby represent, warrant and covenant with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

(a)          This Amendment has been duly executed and delivered by each Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of such Borrower or Guarantor contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof;

(b)          All of the representations and warranties set forth in the Loan Agreement, as amended by this Agreement, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except as affected by transactions expressly contemplated or permitted by this Amendment and except to the extent that any such representation or warranty is made as of a specified date, in which case each such representation or warranty shall have been true and correct as of such date; and

(c)          As of the date hereof and after giving effect to the amendments set forth in this Agreement, there exists no Default or Event of Default

7.            Effect. Except as expressly provided for herein, no other consents and no waivers or modifications to the Financing Agreements are intended or implied. Nothing contained herein shall limit, impair or affect (a) the Loan Agreement and the other Financing Agreements and Agent’s rights and remedies thereunder, (b) Agent’s continuing security interest in and lien upon all Collateral granted by Borrowers and Guarantors to Agent, for the benefit of itself and the other Secured Parties, pursuant to the Financing Agreements or (c) the continuing liability of the Borrowers and Guarantors in respect of all now existing and hereafter arising Obligations owing to Agent and Lenders.

8.            Conditions Precedent. This Amendment shall not be effective unless and until the following conditions precedent have been fully satisfied, as determined by Agent:

(a) Agent shall have received an original or copy hereof, duly executed and delivered by all Borrowers and Guarantors and each Lender; and

(b) Agent shall have received Borrowers’ updated 13-week loan availability projections, which shall have been reviewed and approved by RAS Management and shall be in form and substance satisfactory to Agent.

9.            Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

10.          Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

11.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.          Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed as of the day and year first above written.

BORROWERS

FEDDERS NORTH AMERICA, INC.

EMERSON QUIET KOOL CORPORATION

COLUMBIA SPECIALTIES, INC.

TRION, INC.

ENVIRCO CORPORATION

EUBANK COIL COMPANY, formerly known as

Fedders Eubank Company, Inc.

FEDDERS ADDISON COMPANY, INC.

FEDDERS ISLANDAIRE, INC.

ISLAND METAL FABRICATING, INC.

By:

Title:	Vice President and Treasurer of Each

GUARANTORS:

FEDDERS CORPORATION

FEDDERS INTERNATIONAL, INC.

FEDDERS INVESTMENT CORPORATION

FEDDERS, INC.

ROTOREX COMPANY, INC.

HERRMIDIFIER COMPANY, INC

FEDDERS HOLDING COMPANY, INC.

By:

Title:	Vice President and Treasurer of Each

AGREED:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:

Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:

Title: